                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                               AMERICREDIT CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

[AMERICREDIT LOGO]                                AMERICREDIT CORP.
                                                  801 Cherry Street, Suite 3900
                                                  Fort Worth, Texas 76102

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear AmeriCredit Shareholder:

         On Tuesday, November 6, 2001, AmeriCredit Corp. will hold its 2001 Annual Meeting of Shareholders at the Fort Worth Club, 306 West Seventh Street, Fort Worth, Texas. The meeting will begin at 10:00 a.m.

         Only shareholders who owned stock at the close of business on Thursday, September 20, 2001 can vote at this meeting or any adjournments that may take place. At the meeting we will:

                  1. Elect three members of the Board of Directors to terms expiring in 2004;

                  2. Consider and vote upon the proposal to amend AmeriCredit's Articles of Incorporation to increase the authorized number of shares of Common Stock from 120,000,000 to 230,000,000;

                  3. Consider and vote upon the proposal to amend AmeriCredit's Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved under the Purchase Plan from 2,000,000 to 3,000,000;

                  4. Approve the appointment of our independent auditors for fiscal 2002; and

                  5. Attend to other business properly presented at the meeting.

         Your Board of Directors recommends that you vote in favor of the proposals outlined in the Proxy Statement.

         At the meeting, we will also report on AmeriCredit's fiscal 2001 business results and other matters of interest to shareholders.

         The approximate date of mailing for the Proxy Statement, proxy card and AmeriCredit's 2001 Annual Report is September 24, 2001.

         We hope you can attend the Annual Meeting. Whether or not you can attend, please READ the enclosed Proxy Statement. When you have done so, please MARK your votes on the enclosed proxy card, SIGN AND DATE the proxy card, and RETURN it to us in the enclosed envelope. Your vote is important, so please return your proxy card promptly.

                                   Sincerely,

                                   CHRIS A. CHOATE
                                   SECRETARY
                                   SEPTEMBER 23, 2001

                                AMERICREDIT CORP.

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD NOVEMBER 6, 2001

                                ----------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

         The accompanying proxy is solicited by the Board of Directors on behalf of AmeriCredit Corp., a Texas corporation ("AmeriCredit" or the "Company"), to be voted at the 2001 Annual Meeting of Shareholders of AmeriCredit (the "Annual Meeting") to be held on November 6, 2001, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Notice") and at any adjournment(s) thereof. WHEN PROXIES IN THE ACCOMPANYING FORM ARE PROPERLY EXECUTED AND RECEIVED, THE SHARES REPRESENTED THEREBY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE DIRECTIONS NOTED THEREON; IF NO DIRECTION IS INDICATED SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND IN FAVOR OF THE OTHER PROPOSALS SET FORTH IN THE NOTICE.

         The principal executive offices of AmeriCredit are located at 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102. AmeriCredit's mailing address is the same as its principal executive offices.

         This Proxy Statement and accompanying proxy are being mailed on or about September 24, 2001. AmeriCredit's Annual Report covering the Company's fiscal year ended June 30, 2001 is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

         The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by giving written notice of revocation to the Secretary of the Company at the Company's principal executive offices or by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person. However, no such revocation shall be effective until such notice has been received by the Company at or before the Annual Meeting. Such revocation will not affect a vote on any matters taken prior to receipt of such revocation. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

         In addition to the solicitation of proxies by use of the mail, the directors, officers and regular employees of the Company may solicit the return of proxies either by mail, telephone, telegraph, or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. AmeriCredit has also retained Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies from shareholders and will pay CIC a fee of approximately $8,000 for its services and will reimburse such firm for its out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will be requested to forward solicitation materials to the beneficial owners. The cost of preparing, printing, assembling and mailing the Annual Report, the Notice, this Proxy Statement and the enclosed proxy, as well as the cost of forwarding solicitation materials to the beneficial owners of shares and other costs of solicitation, will be borne by AmeriCredit.

                             PURPOSES OF THE MEETING

         At the Annual Meeting, the shareholders of AmeriCredit will consider and vote on the following matters:

                  1. The election of three (3) directors to terms of office expiring at the annual meeting of shareholders in 2004, or until their successors are elected and qualified;

                  2. The approval of the proposal to amend to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock from 120,000,000 to 230,000,000;

                  3. The approval of the proposal to amend the Company's Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of the Company's Common Stock reserved under the Purchase Plan from 2,000,000 to 3,000,000;

                  4. The ratification of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending June 30, 2002; and

                  5. The transaction of such other business that may properly come before the Annual Meeting or any adjournments thereof.


                                QUORUM AND VOTING

         The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on September 20, 2001 (the "Record Date"). On the Record Date, there were 84,308,205 shares of Common Stock of the Company, par value $0.01 per share, outstanding, each of which is entitled to one vote on all matters to be acted upon at the Annual Meeting. There are no cumulative voting rights. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting is required for the election of directors and the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting is required for the approval of the amendment to the Purchase Plan and for the ratification of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending June 30, 2002. Approval of the amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock from 120,000,000 to 230,000,000 requires the affirmative vote of at least two-thirds of the outstanding shares entitled to vote.

         Abstentions and broker non-votes are counted towards determining whether a quorum is present. Broker non-votes will not be counted in determining the number of shares voted for or against the proposed matters, and therefore will not affect the outcome of the vote. Abstentions on a particular item (other than the election of directors) will be counted as present and voting for purposes of any item on which the abstention is noted, thus having the effect of a "no" vote as to that proposal because each proposal (other than the election of directors) requires the affirmative vote of a majority of the shares voting at the meeting. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

            PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

         The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date, by (i) each current director and nominee for director of the Company; (ii) each Named Executive Officer (as defined in the "Executive Compensation-Summary Compensation Table" on page __ of this Proxy Statement);
(iii) all present executive officers and directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent of the presently outstanding Common Stock. Unless otherwise indicated, the address for the following shareholders is 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102.

                                                            Common          Percent of
                                                          Stock Owned       Class Owned
                                                        Beneficially (1)  Beneficially (1)
                                                        ----------------  ----------------
Liberty Wanger Asset Management, L.P.                      5,816,900(2)          6.90%
Clifton H. Morris, Jr                                      2,349,610(3)          2.74%
Michael R. Barrington                                      1,061,746(4)          1.25%
Daniel E. Berce                                            1,657,865(5)          1.93%
Edward H. Esstman                                            875,426(6)          1.03%
A. R. Dike                                                   115,000(7)          *
James H. Greer                                               528,908(8)          *
Douglas K. Higgins                                           266,000(9)          *
Kenneth H. Jones, Jr                                         215,000(10)         *
Michael T. Miller                                            130,316(11)         *
All Present Executive Officers and Directors as a Group
  (16 Persons) (3)(4)(5)(6)(7)(8)(9)(10)(11)               7,702,599             8.56%

---------------
 * Less than 1%

(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The percentages are based upon [84,308,205] shares outstanding as of the Record Date, except for certain parties who hold options that are presently exercisable or exercisable within 60 days of the Record Date. The percentages for those parties who hold options that are presently exercisable or exercisable within 60 days of the Record Date are based upon the sum of [84,308,205] shares outstanding plus the number of shares subject to options that are presently exercisable or exercisable within 60 days of the Record Date held by them, as indicated in the following notes.

(2) Liberty Wanger Asset Management, L.P. reports holding an aggregate of 5,816,900 shares. The address of Liberty Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(3) This amount includes 1,436,000 shares subject to stock options that are currently exercisable or exercisable within 60 days. This amount also includes 76,272 shares of Common Stock in the name of Sheridan C. Morris, Mr. Morris' wife.

(4) This amount includes 951,000 shares subject to stock options that are currently exercisable or exercisable within 60 days.

(5) This amount includes 1,536,000 shares subject to stock options that are currently exercisable or exercisable within 60 days.

(6) This amount includes 792,000 shares subject to stock options that are currently exercisable or exercisable within 60 days.

(7) The amount includes 60,000 shares subject to stock options that are currently exercisable or exercisable within 60 days. This amount also includes 7,000 shares of Common Stock held in the name of Sara B. Dike, Mr. Dike's wife.

(8) This amount includes 200,000 shares subject to stock options that are currently exercisable or exercisable within 60 days. This amount does not include 39,212 shares of Common Stock held by Mr. Greer's wife as separate property, as to which Mr. Greer disclaims any beneficial interest.

(9) This amount includes 120,000 shares subject to stock options that are currently exercisable or exercisable within 60 days. This amount does not include 34,000 shares held in trust for the benefit of certain family members of Mr. Higgins, as to which Mr. Higgins disclaims any beneficial interest.

(10) This amount includes 180,000 shares subject to stock options that are currently exercisable or exercisable within 60 days.

(11) This amount includes 103,680 shares subject to stock options that are currently exercisable or exercisable within 60 days.

                              ELECTION OF DIRECTORS
                                    (ITEM 1)

         On September 7, 1999, the Board of Directors adopted amendments to the Company's bylaws classifying the Board of Directors into three (3) classes, as nearly equal in number as possible, each of whom would serve for three years, with one class being elected each year. The Board of Directors believes that the staggered three-year term of the classified Board of Directors helps assure the continuity and stability of management of the Company. This continuity and stability will result from the fact that with the classified Board of Directors, the majority of the directors at any given time will have prior experience as directors of the Company. The classified Board of Directors is also intended to protect shareholders' rights in the event of an acquisition of control by an outsider which does not have the support of the Board of Directors.

         The Board of Directors has set the number of directors for the ensuing year at eight (8). At the 2001 Annual Meeting, three (3) Class II directors shall be elected to serve terms expiring at the 2004 Annual Meeting. All three
(3) nominees are currently members of the Board of Directors.

         Vacancies occurring on the Board may be filled by the Board of Directors for the unexpired term of the replacement director's predecessor in office. In order to be elected, each nominee for director must receive at least the number of votes equal to the plurality of the shares represented at the meeting, either in person or by proxy. Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to vote the shares represented by such proxy for the election of the following named nominees to the Board of Directors.

NOMINEES FOR TERMS EXPIRING IN 2004:

         MICHAEL R. BARRINGTON, 42, has been a director of the Company since 1990. Mr. Barrington has been Vice Chairman, Chief Executive Officer and President of the Company since July 2000, and was Vice Chairman, President and Chief Operating Officer of the Company from November 1996 until July 2000. From November 1994 until November 1996, Mr. Barrington was Executive Vice President, Chief Operating Officer of the Company. Since its formation in July 1992, Mr. Barrington has also been a senior executive officer of AmeriCredit Financial Services, Inc. ("AFSI"), a subsidiary of the Company.

         DOUGLAS K. HIGGINS, 51, has been a director of the Company since 1996. Mr. Higgins is a private investor and owner of Higgins & Associates and has been in such position since July 1994.

         KENNETH H. JONES, JR., 66, has been a director of the Company since 1988. Mr. Jones, a private investor, retired as Vice Chairman of KBK Capital Corporation ("KBK"), a publicly held non-bank commercial finance company, in December 1999. Mr. Jones had been Vice Chairman of KBK since January 1995. Prior to January 1995, Mr. Jones was a shareholder in the Decker, Jones, McMackin, McClane, Hall & Bates, P.C. law firm in Fort Worth, Texas, and was with such firm and its predecessor or otherwise involved in the private practice of law in Fort Worth, Texas for more than five years.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

CONTINUING DIRECTORS:

         CLIFTON H. MORRIS, JR., 66, has been a director of the Company since 1988. Mr. Morris has been Executive Chairman of the Board since July 2000, and was Chairman of the Board and Chief Executive Officer of the Company from May 1988 until July 2000. Mr. Morris was also President of the Company from May 1988 until April 1991 and from April 1992 to November 1996. Mr. Morris is also a director of Service Corporation International, a publicly held company that owns and operates funeral homes and related businesses, and Cash America International, a publicly held pawn brokerage company.

         DANIEL E. BERCE, 47, has been a director of the Company since 1990. Mr. Berce has been Vice Chairman and Chief Financial Officer of the Company since November 1996 and was Executive Vice President, Chief Financial Officer and Treasurer for the Company from November 1994 until November 1996. Mr. Berce is also a director of INSpire Insurance Solutions, Inc., a publicly held company which provides policy and claims administration services to the property and casualty insurance industry, Curative Health Services, Inc., a publicly held company that provides specialty health care services and AZZ incorporated (formerly Aztec Manufacturing, Co.), a publicly held company that manufactures specialty electrical equipment and provides galvanizing services to the steel fabrication industry.

         EDWARD H. ESSTMAN, 60, has been a director of the Company since 1996. Mr. Esstman has been Vice Chairman of the Company since August 2001 and was Vice Chairman, President and Chief Operating Officer, Dealer Services, of AFSI from April 2000 until August 2001. Mr. Esstman was President and Chief Operating Officer of AFSI from November 1996 until April 2000. Mr. Esstman was Executive Vice President, Director of Consumer Finance Operations of AFSI from November 1994 until November 1996, and has been a senior executive officer of AFSI since AFSI's formation in July 1992.

         A. R. DIKE, 65, has been a director of the Company since 1998. Mr. Dike is the President and Chief Executive Officer of The Dike Company, Inc., a private insurance agency, and has been in such position since July 1999. Prior to July 1999, Mr. Dike was President of Willis Corroon Life, Inc. of Texas, and was in such position for more than five years. Mr. Dike is also a director of Cash America International.

         JAMES H. GREER, 74, has been a director of the Company since 1990. Mr. Greer is Chairman of the Board of Shelton W. Greer Co., Inc. which engineers, manufactures, fabricates and installs building specialty products, and has been such for more than five years. Mr. Greer is also a director of Service Corporation International.

BOARD COMMITTEES AND MEETINGS

         Standing committees of the Board include the Audit Committee, the Stock Option/Compensation Committee and the Nominating Committee.

         The Audit Committee's principal responsibilities consist of (i) recommending the selection of independent auditors, (ii) reviewing the scope of the audit conducted by such auditors, as well as the audit itself and (iii) reviewing the Company's internal audit activities and matters concerning financial reporting, accounting and audit procedures, and policies generally. Members consist of Messrs. Dike, Greer, Higgins and Jones. The "Report of the Audit Committee" is contained in this Proxy Statement beginning on page __.

         The Stock Option/Compensation Committee (i) administers the Company's employee stock option and other stock-based compensation plans and oversees the granting of stock options and (ii) reviews and approves compensation for executive officers. Members consist of Messrs. Dike, Greer, Higgins and Jones.

         The Nominating Committee was established in August 2001. The Nominating Committee (i) establishes procedures for the nomination of directors, (ii) recommends to the Board of Directors a slate of nominees for directors to be presented on behalf of the Board for election by shareholders at each Annual Meeting of the Company, (iii) recommends to the Board appropriate nominees to fill Board vacancies and (iv) considers nominees to the Board recommended by shareholders. Shareholders may nominate director nominees for consideration by writing to the Secretary of the Company at 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102 and providing the nominee's name, biographical data and qualifications. In order to be considered by the Nominating Committee, prospective nominee recommendations must be received by the Secretary no later than May 30th of the year in which the Annual Meeting is to be held. Members consist of Messrs. Dike, Greer, Higgins and Jones.

         The Board of Directors held five regularly scheduled meetings during the fiscal year ended June 30, 2001. Various matters were also approved during the last fiscal year by unanimous written consent of the Board of Directors. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

DIRECTOR COMPENSATION

         Members of the Board of Directors currently receive a $2,500 quarterly retainer fee and an additional $4,000 fee for attendance at each meeting of the Board. Members of Committees of the Board of Directors are paid $2,000 per quarter for participation in all committee meetings held during that quarter.

         At the 2000 Annual Meeting of Shareholders, the Company adopted the 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp. (the "2000 Plan"), which provides for grants to the Company's non-employee directors of stock options and reserves, in the aggregate, a total of 2,000,000 shares of Common Stock for issuance upon exercise of stock options granted under such plan. On November 7, 2000, the date of the Company's 2000 Annual Meeting of Shareholders, options to purchase 20,000 shares of Common Stock were granted under the 2000 Plan to each of Messrs. Dike, Greer, Higgins and Jones at an exercise price of $28.44 per share. The exercise price for the options granted to Messrs. Dike, Greer, Higgins and Jones is equal to the last reported sale price of the Common Stock on the New York Stock Exchange ("NYSE") on the day preceding the date of grant. These options, which have a term of ten years, are fully vested upon the date of grant, but may not be exercised prior to the expiration of six months after the date of grant.

         The Board of Directors anticipates that an annual grant of stock options will be authorized under the 2000 Plan to non-employee directors following the 2001 Annual Meeting of Shareholders in amounts and upon such terms as were authorized following the 2000 Annual Meeting of Shareholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Stock Option/Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission ("SEC"). No member of the Stock Option/Compensation Committee served on the compensation committee, or as a director, of another corporation, one of whose directors or executive officers served on the Stock Option/Compensation Committee or whose executive officers served on the Company's Board of Directors.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for the fiscal years shown.

                                                                                         Long Term
                                                                                    Compensation Awards
                                                                                    -------------------
                                                                                         Shares of
                                                                                       Common Stock
                                                         Annual Compensation             Underlying             All Other
Name and                                 Fiscal          -------------------           Stock Options           Compensation
Principal Position                        Year      Salary (1)         Bonus ($)             (#)                  ($) (2)
-----------------------------------      --------   -----------      --------------    -------------      -----------------------
Clifton H. Morris, Jr.                    2001         380,000             525,000            --                   82,650
Executive Chairman                        2000         730,000           1,050,000            --                   79,800
                                          1999         574,815             823,973            --                   79,750

Michael R. Barrington                     2001         676,000             975,000            --                   44,770
Vice Chairman, CEO &                      2000         630,000             900,000            --                   43,819
President                                 1999         474,815             673,973            --                   44,592

Daniel E. Berce                           2001         655,000             937,500            --                   47,989
Vice Chairman & CFO                       2000         630,000             900,000            --                   44,566
                                          1999         474,815             673,973            --                   44,370

Edward H. Esstman                         2001         455,000             531,250            --                   48,805
Vice Chairman (3)                         2000         430,000             500,000            --                   45,955
                                          1999         384,061             448,202            --                   45,905

Michael T. Miller                         2001         386,849             453,973           150,000                8,208
Executive Vice President                  2000         325,000             325,000            40,000                5,340
& COO                                     1999         255,000             255,000            18,400                5,278

------------
(1) Includes Board of Directors fees to Messrs. Morris, Barrington, Berce and Esstman.

(2)      The amounts disclosed in this column for fiscal 2001 include:

         (a) Company contributions to 401(k) retirement plans on behalf of Messrs. Morris, Berce, Esstman and Miller in the amount of $7,650 and on behalf of Mr. Barrington in the amount of $5,483;

         (b) Payment by the Company of premiums for term life insurance on behalf of Mr. Barrington, $1,385; Mr. Berce, $2,120; Mr. Esstman, $3,655; and Mr. Miller, $558; and

         (c) Annual premium payments under split-dollar life insurance policies on Mr. Morris, $75,000; Mr. Barrington, $37,902; Mr. Berce, $38,219; and Mr. Esstman, $37,500.

(3) Mr. Esstman resigned as co-Chief Operating Officer as of August 7, 2001, but will continue to serve as Vice Chairman of the Board.

                       OPTION GRANTS IN LAST FISCAL YEAR

         The following table shows all individual grants of stock options to the Named Executive Officers of the Company during the fiscal year ended June 30, 2001.

                                       Shares of
                                     Common Stock           % of Total
                                      Underlying              Options
                                        Options             Granted to          Exercise                          Grant Date
                                        Granted            Employees in          Price          Expiration          Present
                                          (#)               Fiscal Year          ($/Sh)            Date            Value ($)
                                   ------------------    ------------------    -----------    ---------------   ----------------
Clifton H. Morris, Jr.                    --                    --                 --               --                --
Executive Chairman

Michael R. Barrington                     --                    --                 --               --                --
Vice Chairman, CEO &
President

Daniel E. Berce                           --                    --                 --               --                --
Vice Chairman & CFO

Edward H. Esstman                         --                    --                 --               --                --
Vice Chairman

Michael T. Miller                     150,000 (1)              6.70%             28.44          11/7/2010        2,118,205 (2)
Executive Vice President
& COO

------------
(1) The options granted to Mr. Miller, which expire ten years after the grant date, become exercisable 50% on November 7, 2001 and 50% on November 7, 2002.

(2) As suggested by the SEC's rules on executive compensation disclosure, the Company used the Black-Scholes model of option valuation to determine grant date pre-tax present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The calculation is based on the expectation that the options are fully exercised within five years of the grant date and upon the following additional assumptions: annual dividend growth of 0 percent, volatility of approximately 51%, and a risk-free rate of return equal to 5.31%. There can be no assurance that the amounts reflected in this column will be achieved.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION VALUES

         Shown below is information with respect to the Named Executive Officers regarding option exercises during the fiscal year ended June 30, 2001, and the value of unexercised options held as of June 30, 2001.

                                                                             Shares of
                                                                           Common Stock
                                                                            Underlying              Value of Unexercised
                                                                            Unexercised                 In-the-Money
                                                                            Options at                   Options at
                                                                              FY-End                       FY-End
                                 Shares                                         (#)                        ($) (2)
                               Acquired on            Value                Exercisable/                 Exercisable/
Name                          Exercise (#)       Realized ($)(1)           Unexercisable                Unexercisable
-------                       --------------     -----------------     ----------------------    ----------------------------
Clifton H. Morris, Jr.         1,082,666            33,390,403             1,452,000/568,000           60,407,400/22,691,600
Executive Chairman

Michael R. Barrington            450,000            13,224,768               802,000/568,000           32,975,900/22,691,600
Vice Chairman, CEO &
President

Daniel E. Berce                  582,214            18,660,516               968,000/568,000           40,271,600/22,691,600
Vice Chairman & CFO

Edward H. Esstman                300,000             7,867,081               594,000/396,000           23,730,300/15,820,200
Vice Chairman (3)

Michael T. Miller                263,760             4,421,040                     0/385,040                    0/12,716,328
Executive Vice President
& COO

------------
(1) The "value realized" represents the difference between the exercise price of the option shares and the market price of the option shares on the date the options were exercised. The value realized was determined without considering any taxes which may have been owed.

(2) Values stated are pre-tax, net of cost and are based upon the closing price of $51.95 per share of the Company's Common Stock on the NYSE on June 29, 2001, the last trading day of the fiscal year.

(3) Mr. Esstman resigned as co-Chief Operating Officer as of August 7, 2001, but will continue to serve as Vice Chairman of the Board.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         During fiscal 2001, the Stock Option/Compensation Committee of the Board of Directors (the "Committee") was comprised of Messrs. Dike, Greer, Higgins and Jones. The Committee is responsible for all elements of the total compensation program for executive officers and senior management personnel of the Company, including stock option grants and the administration of other incentive programs.

GENERAL

         The objectives of the Company's compensation strategy is as follows:
(i) to attract and retain the best possible executive talent, (ii) to motivate its executives to achieve the Company's goals, (iii) to link executive and shareholder interest through compensation plans that provide opportunities for management to become substantial shareholders in the Company and (iv) to provide a compensation package that appropriately recognizes both individual and corporate contributions.

         The Company's compensation strategy was initially developed in fiscal 1994 with the assistance of independent compensation consultants and was reevaluated in fiscal 1996 by another independent compensation consultant. The Committee has not authorized an evaluation of the Company's compensation strategy or levels by outside consultants since fiscal 1996. However, the Committee has continued to generally follow the strategies developed in prior periods in conjunction with the outside consultants.

COMPONENTS OF COMPENSATION OF EXECUTIVE OFFICERS.

         Compensation paid to the Company's Named Executive Officers in fiscal 2001 consisted of the following: base salary and annual bonus. With the exception of Mr. Miller, no stock options or other long-term incentive awards were made to the Company's Named Executive Officers in fiscal 2001.

         BASE SALARY

         Employment agreements have been entered into between the Company and each of the Named Executive Officers. All of these employment agreements, which are described in greater detail elsewhere in this Proxy Statement, provide for certain minimum annual base salary with salary increases, bonuses and other incentive awards to be made at the discretion of this Committee.

         No base salary increase was made during fiscal 2001 for Mr. Morris. Effective July 1, 2000, the Committee authorized base salary increases of $50,000 for Mr. Barrington, $25,000 for Messrs. Berce and Esstman and $35,000 for Mr. Miller. In connection with his promotion to co-Chief Operating Officer, Mr. Miller received a $40,000 base salary increase effective October 29, 2000. The increases for Messrs. Barrington, Berce, Esstman and Miller were considered appropriate in light of the continuing growth and financial success of the Company and, in the case of Mr. Miller, his promotion to co-Chief Operating Officer of the Company.

         In light of his resignation as co-Chief Operating Officer of the Company, Mr. Esstman's base salary was reduced from $425,000 to $225,000 as of August 7, 2001.

         ANNUAL INCENTIVE

         The purpose of annual incentive bonus awards is to encourage executive officers and key management personnel to exercise their best efforts and management skills toward achieving the Company's predetermined objectives. In fiscal 2001, the CEO and the other Named Executive Officers received annual incentive awards equal to between 75% and 150% of their base salary. As described in the Company's 2000 Proxy Statement, these bonus awards were made in return for the Company's successfully meeting earnings per share targets established by the Committee prior to fiscal 2001. Under this plan, minimum earnings levels were required to be obtained before any bonuses were awarded; the plan also defined maximum award levels. Based on the Company's earnings per share in fiscal 2001, the maximum bonus target was achieved for the CEO and the other Named Executive Officers.

         For fiscal 2002, the Committee has approved an incentive plan similar to the plan in effect for fiscal 2001, including the establishment of earnings per share targets and award levels associated with the Company's success in meeting those targets.

         LONG-TERM INCENTIVE

         In light of the stock options granted to the Named Executive Officers under the 1998 Limited Stock Option Plan (the "1998 Plan"), approved by shareholders at the 1998 Annual Meeting, no stock option grants were made in fiscal 2001 to the Named Executive Officers, other than Mr. Miller. In connection with his promotion to co-Chief Operating Officer, Mr. Miller was granted a stock option for 150,000 shares on November 7, 2000 at an exercise price of $28.44 per share.

         As noted in the 1998 Proxy Statement, there will be no further stock-based, long-term incentive awards to Messrs. Morris, Barrington, Berce and Esstman until the stock options covered by the 1998 Plan are fully vested and exercisable. Furthermore, the 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp. specifically provides that Messrs. Morris, Barrington, Berce and Esstman are not eligible to participate in such Plan.

         OTHER COMPENSATION PLANS

         The Company maintains certain broad-based employee benefit plans in which executive officers are permitted to participate on the same terms as non-executive personnel who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

         In addition, the Committee has previously approved a split-dollar life insurance program for Messrs. Morris, Barrington, Berce and Esstman. Under this program, the Company advances annual premiums for life insurance policies on these officers, subject to the right of the Company to recover certain amounts in the event of the officer's death or termination of employment. As adopted by the Committee, the annual premiums will be approximately $75,000 in the case of Mr. Morris and $37,500 in the case of Messrs. Barrington, Berce and Esstman.

         STOCK OWNERSHIP GUIDELINES FOR EXECUTIVE OFFICERS

         In August 2000, the Board of Directors adopted stock ownership guidelines that are designed to encourage the accumulation of the Company's stock by its executive officers. These guidelines, stated as a multiple of executives' base salaries, are as follows: Chairman and Vice Chairmen, four times; Segment Presidents and Treasurer, three times; other Executive Team members, two times. The recommended time period for reaching the above guidelines is the later of (i) August 1, 2003, (ii) five years from date of hire or (iii) three years from date of promotion to an executive officer position. Shares of the Company's stock directly owned by an executive officer and shares owned by an officer through the Company's 401k and employee stock purchase programs constitute qualifying ownership; stock options are not counted towards compliance with the guidelines. The Committee will review the progress of each executive officer toward compliance with the guidelines and, in the event an officer is not making satisfactory progress, the Committee may reduce prospective stock option or restricted share grants to such officer.

         The Board of Directors also adopted an Officer Stock Loan Program to facilitate compliance with the stock ownership guidelines. Executive officers may utilize loan proceeds to acquire and hold common stock of the Company by means of option exercise or otherwise. The stock to be held as a result of a loan under the program must be pledged to the Company. The aggregate principal balance of all outstanding loans under the program may not exceed $20,000,000 at any time. Messrs. Barrington and Berce obtained loans under this program during fiscal 2001. The largest amount of indebtedness outstanding under Mr. Barrington's loan was $414,813; Mr. Barrington paid off his loan on August 31, 2001. The largest amount of indebtedness outstanding under Mr. Berce's loan was $204,263; Mr. Berce paid off his loan on February 2, 2001.

         As of September 1, 2001, the value of the Company stock owned by each executive officer subject to the stock ownership guidelines exceeded the required amount, with the exception of four executive officers, three of whom were newly hired or promoted into executive officer positions within the past two years.

         FISCAL 2001 COMPENSATION OF CEO

         During fiscal 2001, Mr. Barrington received $650,000 in base salary, a salary the Committee believes is in-line with the base salaries paid to the top executive officer at similarly-sized financial services companies and at the companies previously reviewed by the Committee located within the Dallas-Fort Worth area. Mr. Barrington's base salary was established in July 2000 in connection with his promotion to CEO. The salary amount shown for Mr. Barrington in the "Executive Compensation - Summary Compensation Table" on page __ of this Proxy Statement includes director fees in addition to his base salary.

         As discussed above, Mr. Barrington also received a cash bonus under the 2001 incentive plan equal to 150% of his base salary, an award that represented the maximum bonus opportunity for Mr. Barrington. No stock options or other stock-based, long-term incentive awards were made to Mr. Barrington during fiscal 2001.

                                       DOUGLAS K. HIGGINS (CHAIRMAN)
                                       A. R. DIKE
                                       JAMES H. GREER
                                       KENNETH H. JONES, JR.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report and the Performance Graph on page __ shall not be incorporated by reference into any such filings.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN CONTROL
ARRANGEMENTS

         The Company has entered into employment agreements with all of its Named Executive Officers. These agreements, as amended, contain terms that renew annually for successive five year periods (ten years in the case of Mr. Morris), and the compensation thereunder is determined annually by the Company's Board of Directors, subject to the following minimum annual compensation: Mr. Morris, $350,000; Messrs. Barrington and Berce, $345,000; Mr. Esstman, $225,000; and Mr. Miller, $255,000. Included in each agreement is a covenant of the employee not to compete with the Company during the term of his employment and for a period of three years thereafter. The employment agreements also provide that if the employee is terminated by the Company other than for cause, or in the event the employee resigns or is terminated other than for cause within twelve months after a "change in control" of the Company (as that term is defined in the employment agreements), the Company will pay to the employee the remainder of his current year's salary (undiscounted) plus the discounted present value (employing an interest rate of 8%) of two additional years' salary. For all Named Executive Officers other than Messrs. Morris and Esstman, "salary" includes the annual rate of compensation immediately prior to the "change in control" plus the average annual cash bonus for the immediately preceding three-year period; for Messrs. Morris and Esstman, "salary" includes the highest annual rate of compensation plus the highest annual cash bonus or other incentive payment provided in any of the seven fiscal year preceding the year in which a "change of control" occurs.

         In addition to the employment agreements described above, the terms of all stock options granted to the Named Executive Officers provide that such options will become immediately vested and exercisable upon the occurrence of a change in control as defined in the stock option agreements evidencing such grants.

         The provisions and terms contained in these employment and option agreements could have the effect of increasing the cost of a change in control of the Company and thereby delay or hinder such a change in control.

PERFORMANCE GRAPH

         The following graph presents cumulative shareholder return on the Company's Common Stock for the five years ended June 30, 2001. The Company is compared to the S&P 500 and the S&P Financial Index. Each Index assumes $100 invested at the beginning of the measurement period and is calculated assuming quarterly reinvestment of dividends and quarterly weighting by market capitalization.

         The data source for the graph is Media General Financial Services, Inc., an authorized licensee of S&P.


              COMPARISON OF CUMULATIVE SHAREHOLDER RETURN 1996-2001

                       June 1996  June 1997  June 1998  June 1999  June 2000  June 2001
AmeriCredit            $100.00    $134.40    $228.40    $204.80    $217.60    $664.96
S&P 500                $100.00    $134.70    $175.33    $215.22    $230.83    $196.59
S&P Financials         $100.00    $152.01    $211.22    $228.70    $209.68    $258.97

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's executive officers and directors are required to file under the Securities Exchange Act of 1934, as amended, reports of ownership and changes of ownership with the SEC. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended June 30, 2001, all filing requirements applicable to its executive officers and directors were met.

RELATED PARTY TRANSACTIONS

         The Company engages independent contractors to solicit business from motor vehicle dealers in certain geographic locations. During fiscal 2001, one such independent contractor was CHM Company, L.L.C. ("CHM Company"), a Delaware limited liability company, that is controlled by Clifton H. Morris, III, an adult son of Mr. Clifton H. Morris, Jr., Executive Chairman of the Company. A per contract commission is paid to CHM Company for each motor vehicle contract originated by the Company that is attributable to the marketing efforts of CHM Company. Commission payments of $1,813,941 were made by the Company to CHM Company during fiscal 2001. Out of payments received from the Company, CHM Company pays all of its expenses, including salaries and benefits for its employees and marketing representatives, office expenses, travel expenses and promotional costs. The Company's contractual arrangement with CHM Company has been cancelled effective December 31, 2000. Notwithstanding such cancellation, CHM Company continues to receive monthly payments under this contract with the Company when the motor vehicle contracts attributable to CHM Company's marketing efforts meet certain portfolio performance criteria.

         On September 21, 2000, Messrs. Barrington and Berce, executive officers of the Company, each executed Amended and Restated Revolving Credit Notes in the amount of $1,000,000 in favor of the Company. These Notes, which modify and extend notes in the principal amount of $1,000,000 executed by Messrs. Barrington and Berce in September 1999, bear interest at a rate equal to LIBOR plus 1%, and provide that Messrs. Barrington and Berce can borrow, repay and reborrow from time to time thereunder. The Notes mature in full on the earlier to occur of September 20, 2001 or separation of employment for any reason. During fiscal 2001, the largest amount of indebtedness outstanding under Mr. Barrington's note was $970,354; Mr. Barrington paid off his note on August 31, 2001. During fiscal 2001, the largest amount of indebtedness outstanding under Mr. Berce's loan was $999,996; Mr. Berce paid off his loan on May 14, 2001.

         In August 2000, the Board of Directors adopted stock ownership guidelines that are designed to encourage the accumulation of the Company's stock by its executive officers. These guidelines, stated as a multiple of executives' base salaries, are as follows: Chairman and Vice Chairmen, four times; Segment Presidents and Treasurer, three times; other Executive Team members, two times. The recommended time period for reaching the above guidelines is the later of (i) August 1, 2003, (ii) five years from date of hire or (iii) three years from date of promotion to an executive officer position. Shares of the Company's stock directly owned by an executive officer and shares owned by an officer through the Company's 401k and employee stock purchase programs constitute qualifying ownership; stock options are not counted towards compliance with the guidelines. The Board of Directors also adopted an Officer Stock Loan Program to facilitate compliance with the stock ownership guidelines. Executive officers may utilize loan proceeds to acquire and hold common stock of the Company by means of option exercise or otherwise. The loans, executed by executive officers, bear interest at a rate equal to LIBOR plus 1%. The stock to be held as a result of a loan under the program must be pledged to the Company. The aggregate principal balance of all outstanding loans under the program may not exceed $20,000,000 at any time. Messrs. Barrington and Berce obtained loans under this program during fiscal 2001. The largest amount of indebtedness outstanding under Mr. Barrington's loan was $414,813; Mr. Barrington paid off his loan on August 31, 2001. The largest amount of indebtedness outstanding under Mr. Berce's loan was $204,263; Mr. Berce paid off his loan on February 2, 2001.

         APPROVAL OF THE PROPOSAL TO AMEND AMERICREDIT CORP.'S ARTICLES
          OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER SHARES OF
                 COMMON STOCK FROM 120,000,000 TO 230,000,000.
                                    (ITEM 2)

CURRENT USE OF SHARES

         The Company's Charter currently authorizes the issuance of 120,000,000 shares of Common Stock, par value of $.01 per share. As of June 30, 2001, 89,853,792 shares were issued and outstanding (including 6,439,737 Treasury Shares), and another 14,083,484 shares were subject to unexercised stock options granted pursuant to the Company's stock option plans, reserved for issuance pursuant to future grants under the Company's stock option plans, or reserved for issuance under the Company's employee stock purchase plan. This leaves the Company with only 16,062,724 shares currently available for other purposes.

         Additionally, the Company also has a shelf registration statement relating to the registration of a variety of security offerings with an aggregate offering price of up to $500,000,000 available for issuance thereunder. The Company may choose to offer, from time to time, debt securities, shares of preferred stock, shares of common stock, depositary shares representing preferred stock or warrants for debt and equity securities on such terms to be set forth in the prospectus contained in the registration statement or in one or more supplements to such prospectuses. Any issuance of equity securities by the Company under this registration statement would further deplete the remaining number of authorized shares.

PROPOSED AMENDMENT

         On August 7, 2001, the Board of Directors unanimously adopted a resolution setting forth a proposed amendment to the Company's Articles of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 120,000,000 to 230,000,000. No changes are proposed to increase the amount of authorized preferred shares of the Company. The resolution adopted by the Board of Directors presented for approval by the shareholders at the Annual Meeting is set forth below:

         RESOLVED, that Section 4.1 of Article IV of the Articles of Incorporation of the Company be amended so that, as amended, Section
         4.1 shall read in its entirety as follows:

         "4.1 The aggregate number of shares which the corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000) shares divided into: one class of Two

         Hundred Thirty Million (230,000,000) shares of Common Stock of the par value of one cent ($0.01) per share, and one class of Twenty Million (20,000,000) shares of Preferred Stock of the par value of one cent ($0.01) per share which may be divided into and issued in series as described herein."

PURPOSES AND POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT

         The Board of Directors believes that the Company's Articles of Incorporation should be amended to allow the Company flexibility to issue additional shares of Common Stock for corporate purposes as considered appropriate by the Board of Directors. Such future activities may include, without limitation, possible future financing and acquisition transactions, increasing working capital, raising additional capital for operations of the Company, secondary offerings, stock splits or stock dividends. As of the date on which this Proxy Statement is being mailed, there are no arrangements, agreements or understandings for the issuance or use of the additional shares of authorized Common Stock other than issuances permitted or required under the Company's stock-based employee benefits plans or awards made pursuant to those plans.

         The Board of Directors believes that the proposed amendment will provide several long-term advantages to the Company and its shareholders. The passage of the proposed amendment would enable the Company to pursue financings or enter into transactions which the Board of Directors believes provide the potential for growth and profit. If additional authorized shares are available, transactions dependent upon the issuance of additional shares are less likely to be undermined by delays and expenses occasioned by the need to obtain shareholder authorization to provide the shares necessary to consummate such transactions. Without an increase in authorized shares of Common Stock, the Company may have to rely on debt, seek alternative financing means or forgo an investment opportunity altogether.

         In addition to the corporate purposes discussed above, the proposed amendment could have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, if the Company were the subject of a hostile takeover attempt, it could try to impede the takeover by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the cost of the takeover. The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the proposed amendment may limit the opportunity for shareholders to realize a higher price for their shares than is generally available in takeover attempts. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

         Shareholders do not have preemptive rights or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future. If the Board of Directors elects to issue additional shares of Common Stock, such issuance may, depending on the circumstances, have a dilutive effect on the earnings per share and other interests of the existing shareholders.

VOTE NECESSARY TO APPROVE THE PROPOSED AMENDMENT

         Under the Texas Business Corporation Act, adoption of the proposed amendment requires the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote at the Annual Meeting. The effect of an abstention is the same as that of a vote against the approval of the proposed amendment.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
        "FOR" THE ADOPTION OF THE PROPOSAL TO AMEND AMERICREDIT CORP.'S
           ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER
            SHARES OF COMMON STOCK FROM 120,000,000 TO 230,000,000.
                     PROPOSAL TO AMEND THE AMERICREDIT CORP.
                          EMPLOYEE STOCK PURCHASE PLAN
                                    (ITEM 3)

         Since its inception, the AmeriCredit Corp. Employee Stock Purchase Plan (the "Purchase Plan") has been a highly successful, broad-based employee benefit plan, significant in the retention and motivation of the Company's employees who have elected to participate therein. Under the Purchase Plan, employees at all levels of the Company are able to participate, through stock ownership, in the growth and financial success of the Company. As of June 30, 2001, approximately 3,050 employees were enrolled and participating in the Purchase Plan, constituting 73% of all employees eligible to participate. The Company anticipates that the number of shares available for issuance under the Purchase Plan will be substantially depleted within 12-18 months.

         On August 7, 2001, the Stock Option/Compensation Committee amended the Purchase Plan to increase the number of shares of Common Stock reserved under the Purchase Plan from 2,000,000 to 3,000,000 (the "Amendment"). On August 7, 2001, the Amendment was ratified by the Board of Directors but is subject to shareholder approval. If approved by shareholders at the Annual Meeting, the first sentence of paragraph 12(a) of the Purchase Plan will be amended to provide as follows:

         "The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be Three Million (3,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18."

         The remaining language of Section 12 will not be changed and the only effect of the Amendment will be to increase the number of shares of Common Stock authorized and available for issuance under the terms of the Purchase Plan.

         The Amendment is necessary in order to cover future purchases by employees participating in the Purchase Plan. With the growth in the number of employees employed by the Company, most all of whom are eligible participants in the Purchase Plan, the Company anticipates that the number of shares presently reserved for issuance under the Purchase Plan may soon be depleted. The Amendment will enable the Company to continue the purposes of the Purchase Plan by providing additional incentives to attract, retain and motivate employees, and to instill shareholder considerations and values in the actions of such employees.

         Since participation in the Purchase Plan is entirely voluntary on the participant's part, it is not possible to indicate the number, names or positions of employees who will participate in the Purchase Plan or the number of shares of Common Stock that will be purchased by any employee under the Purchase Plan.

         The primary provisions of the Purchase Plan are described in Appendix A to this Proxy Statement. A copy of the Purchase Plan was contained in the Company's Proxy Statement for the 1994 Annual Meeting of Shareholders and has been filed by the Company with the Securities and Exchange Commission. Any shareholder desiring a complete copy of the Purchase Plan may obtain it by writing to AmeriCredit Corp., 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102, Attention: Corporate Secretary.

         The Company intends to register the one (1) million additional shares of Common Stock issuable under the Amendment under the Securities Act of 1933, assuming shareholders approve the proposal to increase the number of shares. Shares purchased pursuant to the Purchase Plan after the effective date of such registration could immediately be sold on the open market subject, in the case of affiliates (as defined in Rule 144 under the Securities Act of 1933), to compliance with the provisions of Rule 144 other than the holding requirement.

         Approval of the Amendment to the Purchase Plan by shareholders of the Company is required by the terms of the Purchase Plan. The proposal to approve the Amendment to the Purchase Plan requires approval by the holders of a majority of the outstanding shares of Common Stock represented at the Annual Meeting of Shareholders.

         On September , 2001, the closing price of the Company's Common Stock on the New York Stock Exchange was $____.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE AMERICREDIT CORP. EMPLOYEE STOCK PURCHASE PLAN.

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 4)

         The Board of Directors has selected PricewaterhouseCoopers LLP as independent public accountants for the Company to audit its consolidated financial statements for the fiscal year ending June 30, 2002, and has determined that it would be desirable to request that the shareholders ratify such selection. The affirmative vote of a majority of the outstanding shares of Common Stock voting at the Annual Meeting in person or by proxy is necessary for the ratification of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent public accountants. PricewaterhouseCoopers LLP (or the predecessor to such firm) served as the Company's independent public accountants for the fiscal year ended June 30, 2001 and has reported on the Company's consolidated financial statements for such year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions from shareholders.

         Shareholder ratification is not required for the selection of PricewaterhouseCoopers LLP, since the Board of Directors has the responsibility for selecting the Company's independent public accountants. Nonetheless, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the shareholders' opinions, which the Board of Directors will take into consideration in future deliberations.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2002.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee is composed of four Directors, each of whom meets the independence and experience requirements of the New York Stock Exchange. The members of the Committee are Messrs. Dike, Greer, Higgins and Jones. The Audit Committee acts under a written charter, adopted by the Board of Directors, a copy of which is included in this Proxy Statement as Appendix B.

         Management has the primary responsibilities for the financial statements and the financial reporting process, including the system of internal controls. The Audit Committee oversees the Company's financial reporting process and internal controls on behalf of the Board of Directors. In this regard, the Audit Committee helps to ensure independence of the Company's auditors, the integrity of management and the adequacy of disclosure to shareholders. Representatives of the internal audit department, independent public accountants and financial management have unrestricted access to the Audit Committee and periodically meet privately with the Audit Committee.

         The Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management and the Company's independent public accountants. The independent public accountants are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, including a discussion of the quality of the Company's accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the adequacy of internal controls. The Audit Committee discussed with the independent public accountants the results of the fiscal 2001 audit and all other matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees. In addition, the Committee received, reviewed and discussed the written disclosures from the independent public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Based on the preceding review and discussions contained in this paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 for filing with the Securities and Exchange Commission.

         AUDIT FEES: Aggregate fees and costs billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the audit of financial statements for the fiscal year ended June 30, 2001 and for reviewing the financial statements included in the Company's Form 10-Qs for the fiscal year ended June 30, 2001 were $[170,023 ].

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES:
Aggregate fees and costs billed to the Company for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (relating to financial information systems design and implementation) rendered by PricewaterhouseCoopers LLP for the fiscal year ended June 30, 2001 were $[478,382 ].

         ALL OTHER FEES: Aggregate fees and cost billed to the Company for services rendered by PricewaterhouseCoopers LLP for the fiscal year ended June 30, 2001, other than audit and financial information systems design and implementation services, were $[459,147 ]. All other fees include fees and costs for professional services rendered by PricewaterhouseCoopers LLP in connection with the Company's securitization program and other warehouse facility reviews.

         The Audit Committee has determined that the provision of services covered by the two preceding paragraphs is compatible with maintaining the principal accountant's independence from the Company.

                                        KENNETH H. JONES, JR. (CHAIRMAN)
                                        A. R. DIKE
                                        JAMES H. GREER
                                        DOUGLAS K. HIGGINS

                                 OTHER BUSINESS
                                    (ITEM 5)

         The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.

SHAREHOLDER PROPOSALS

         Pursuant to various rules promulgated by the SEC, a shareholder that seeks to include a proposal in the Company's proxy statement and form of proxy card for the Annual Meeting of Shareholders of the Company to be held in 2002 must timely submit such proposal in accordance with SEC Rule 14a-8 to the Company, addressed to Chris A. Choate, Secretary, 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102 no later than May 30, 2002. Further, a shareholder may not present a proposal for inclusion in the Company's proxy statement and form of proxy card related to the 2002 annual meeting and may not submit a matter for consideration at the 2002 annual meeting, regardless of whether presented for inclusion in the Company's proxy statement and form of proxy card, unless the shareholder shall have timely complied with the Company's bylaw requirements which set a notice deadline after which a shareholder will not be permitted to present a proposal at the Company's shareholder meetings. The bylaws state that in order for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. A shareholder's notice to the Secretary must set forth as to each matter the holder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; the name and address, as they appear on the Company's books, of the shareholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; the class and number of shares of the Company which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the proposal is being made; and any material interest of such shareholder of record and beneficial owner, if any, on whose behalf the proposal is made in such business. A notice given pursuant to this provision of the Company's bylaws will not be timely with respect to the Company's 2002 meeting unless duly given by no later than September 4, 2002 and no earlier than August 5, 2002.

         With respect to business to be brought before the 2001 Annual Meeting, the Company has not received any notices from shareholders that the Company is required to include in this Proxy Statement.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       Chris A. Choate
                                       Secretary

September 23, 2001
Fort Worth, Texas


         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                                      APPENDIX A

                      DESCRIPTION OF THE AMERICREDIT CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

GENERAL

         In July 1994, the Board of Directors authorized the adoption of the AmeriCredit Corp. Employee Stock Purchase Plan (the "Purchase Plan") and reserved 500,000 shares of Common Stock for issuance thereunder. In November 1994, the Purchase Plan was approved by the Shareholders of the Company. On April 28, 1998, the Stock Option/Compensation Committee amended the Purchase Plan to increase the number of shares of Common Stock reserved under the Purchase Plan from 500,000 to 1,000,000 shares ("Amendment No. 1"). Amendment No.1 was ratified by the Board of Directors as of April 28, 1998. On November 4, 1998, Amendment No.1 was adopted and approved by shareholders at the 1998 Annual Meeting. On October 1, 1998, the Company completed a two for one stock split which increased the shares of Common Stock reserved under the Purchase Plan to 2,000,000 shares.

         On August 7, 2001, the Stock Option/Compensation Committee amended the Purchase Plan to increase the number of shares of Common Stock reserved under the Purchase Plan from 2,000,000 to 3,000,000 ("Amendment No. 2"). Amendment No. 2, which was ratified by the Board of Directors, was effective August 7, 2001 but is subject to shareholder approval. If approved by shareholders at the 2001 Annual Meeting, the first sentence of paragraph 12(a) of the Purchase Plan will be amended to provide as follows:

         The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 3,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18.

         The remaining language of paragraph 12 will not be changed and the only effect of Amendment No. 2 will be to increase the number of shares of Common Stock authorized and available for issuance under the terms of the Purchase Plan. The purpose of the Purchase Plan is to provide employees (including officers) of the Company and its majority owned subsidiaries with an opportunity to purchase Common Stock from the Company through payroll deductions. The essential features of the Purchase Plan are outlined below.

OFFERING PERIOD

         Offerings under the Purchase Plan have a duration of 24 months and commence on the Monday immediately following the completion of the first payroll period ending in December and June of each year, unless otherwise specified by the Board of Directors. Each offering period is composed of four six-month exercise periods. The Board of Directors has the power to alter the duration of an offering period with respect to future offerings if announced at least fifteen days prior to the scheduled beginning of the first offering period to be affected.

GRANT AND EXERCISE OF OPTION

         On the first day of an offering period (the "Enrollment Date"), the participant is granted an option to purchase on each exercise date during such offering period up to a number of whole shares of the Common Stock determined by dividing 10% of the participant's Compensation (as defined in the Purchase
Plan) by the lower of (i) 85% of the fair market value of a share of the Common Stock on the Enrollment Date or (ii) 85% of the fair market value of a share of Common Stock on the exercise date, provided that the maximum number of shares subject to such option during such offering period shall in no event exceed 5,000 shares. The number of shares subject to such option shall be reduced, if necessary, to maintain the limitations with respect to a participant's ownership of stock and/or options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary, and to restrict a participant's right to purchase stock under the Purchase Plan to $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time. Unless the employee's participation is discounted, his option for the purchase of shares will be exercised automatically at the end of each six-month exercise period within the offering period at the applicable price. To the extent an employee's payroll deductions exceed the amount required to purchase the shares subject to option, such excess amount shall be held in such participant's account for the next exercise period, unless such participant has withdrawn from the offering period or unless such offering period has terminated with such exercise date, in which case such amount shall be returned to the employee without interest.

SHARES AVAILABLE UNDER THE PURCHASE PLAN

         If Amendment No.2 is approved by shareholders, the total number of shares of Common Stock that are issuable under the Purchase Plan will be 3,000,000, subject to adjustment as described below under "Capital Changes."

ELIGIBILITY AND PARTICIPATION

         Any employee who is customarily employed for at least 20 hours per week and more than five months per calendar year by the Company or its majority owned subsidiaries is eligible to participate in offerings under the Purchase Plan. Employees become participants in the Purchase Plan by delivering to the company a subscription agreement authorizing payroll deductions within the specified period of time prior to the commencement of each offering period.

         No employee is permitted to purchase shares under the Purchase Plan if such employee owns 5% or more of the total combined voting power or value of all classes of shares of stock of the Company (including shares that may be purchased under the Purchase Plan or pursuant to any other options). In addition, no employee is entitled to purchase more than $25,000 worth of shares (based on the fair market value of the shares at the time the option is granted) in any calendar year.

PURCHASE PRICE

         The price at which shares are sold under the Purchase Plan is eighty-five percent (85%) of the fair market value per share of Common Stock at either the beginning of the offering period or at the end of each six-month exercise period, whichever is lower.

PAYROLL DEDUCTIONS

         The purchase price of the shares is accumulated by payroll deduction over each offering period. The deductions may not be greater than 10% of a participant's compensation. Compensation for purposes of the Purchase Plan includes salary and commissions (excluding overtime, bonuses, special awards, and reimbursements) plus bonuses, commissions and other incentive payments paid during the immediately preceding twelve-month period. A participant may decrease or, within such limits, increase his or her rate of payroll deductions at any time during the offering period.

         All payroll deductions of a participant are credited to his or her account under the Purchase Plan and are deposited with the general funds of the Company. Such funds may be used for any corporate purpose pending the purchase of shares. No charges for administrative or other costs may be made by the Company against the payroll deductions.

ADMINISTRATION

         The Purchase Plan is administered by the Board of Directors or a committee appointed by the Board. Directors who are eligible employees are permitted to participate in the Purchase Plan; provided, however, that (i) directors who are eligible to participate in the Purchase Plan may not vote on any matter affecting the administration or the grant of any option pursuant to the Purchase Plan and (ii) if a committee is established to administer the Purchase Plan, no committee member will be eligible to participate in the Purchase Plan.

WITHDRAWAL FROM THE PLAN

         A participant may terminate his or her interest in a given offering, or in a given exercise period, by withdrawing all, but not less than all, of the accumulated payroll deductions credited to such participant's account at any time prior to the end of the offering period. The withdrawal of accumulated payroll deductions automatically terminates the employee's interest in that offering, or exercise period, as the case may be. As soon as practicable after such withdrawal, the payroll deductions credited to a participant's account are returned to the participant without interest.

         A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent exercise periods within the same offering period.

TERMINATION OF EMPLOYMENT

         Termination of a participant's employment for any reason, including retirement or death or the failure to remain in the continuous employ of the Company for at least 20 hours per week (except for certain leaves of absence), cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to the participant, or in the case of death, to the person or persons entitled thereto, without interest.

CAPITAL CHANGES

         In the event of changes in the Common Stock of the Company due to stock dividends or other changes in capitalization, or in the event of any merger, sale or any other reorganization, appropriate adjustments will be made by the Company to the shares subject to purchase and to the price per share.

NONASSIGNABILITY

         No rights or accumulated payroll deductions of an employee under the Plan may be pledged, assigned or transferred for any reason, and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

AMENDMENT AND TERMINATION OF THE PLAN

         The Board of Directors of the Company may at any time amend or terminate the Purchase Plan, except that such termination cannot affect options previously granted, nor may any amendment make any change in an existing option that adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without prior approval of the shareholders of the Company if such amendment would increase the number of shares that may be issued under the Purchase Plan, permit payroll deductions at a rate in excess of 10% of a participant's compensation, change the designation of the employees eligible for participation in the Purchase Plan or constitute an amendment for which shareholder approval is required in order to comply with Rule 16b-3, or any successor rule.

TAX INFORMATION

         The Purchase Plan and the right of participants to make purchases thereunder is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares have been held by the participant for more than two years after the date of option grant and one year from the date of option exercise, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the option price, or (b) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the grant date) will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the exercise date of the option price will be treated as ordinary income, and any further gain or loss on such disposition will be long or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the holding period described above.

         The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

OTHER INFORMATION

         The Purchase Plan was effective in July 1994 and will terminate in July 2014, unless terminated earlier by the Board of Directors or extended by the Board with the approval of shareholders.

         As described above, substantially all employees of AmeriCredit are eligible to participate in the Purchase Plan. As of June 30, 2001, approximately 3,050 employees were enrolled and participating, representing 73% of all AmeriCredit employees eligible to participate. Otherwise, it is not possible to state the number of shares of Common Stock that may be purchased under the Purchase Plan by any individual (or groups of individuals) who may participate in the Purchase Plan.

                                                                      APPENDIX B


                         CHARTER OF THE AUDIT COMMITTEE
                                       OF
                             THE BOARD OF DIRECTORS
                              OF AMERICREDIT CORP.


1.  PURPOSE OF THE AUDIT COMMITTEE.

         The purpose of the Audit Committee of the Board of Directors (the "Audit Committee") of AmeriCredit Corp., a Texas corporation (the "Company"), is to assist the Board in oversight of (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

2.  MEMBERSHIP AND APPOINTMENT.

         The Audit Committee shall consist of at least three (3) directors who meet the independence and financial acumen and experience requirements of the listing standards of the New York Stock Exchange, as amended from time to time. The Board of Directors shall appoint the members of the Audit Committee, to serve terms coterminous with their respective terms as directors of the Company.

3.  AUTHORITY.

         The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of or consultants to the Audit Committee.

4.  REPORTING RESPONSIBILITY.

         The Audit Committee shall be responsible to and shall make regular reports to the Board of Directors.

5.  DUTIES OF THE AUDIT COMMITTEE.

         The Audit Committee shall be responsible to the Board of Directors for performing, and shall perform, the following duties:

                  (a) Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval;

                  (b) Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements;

                  (c) Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements;

                  (d) Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings and prior to the filing of the quarterly report with the Securities and Exchange Commission;

                  (e) Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

                  (f) Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management;

                  (g) Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board of Directors;

                  (h) Approve the fees to be paid to the independent auditor;

                  (i) Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board of Directors take appropriate action to satisfy itself of the independence of the auditor;

                  (j) Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board of Directors replace the independent auditor;

                  (k) Review the appointment and replacement of the senior internal auditing executive;

                  (l) Review the significant reports to management prepared by the internal auditing department and management's responses;

                  (m) Meet with the independent auditor prior to the audit to review the planning and staffing of the audit;

                  (n) Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, and any amendments thereto and reissues thereof, relating to the conduct of the audit;

                  (o) Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

                           (1) Any difficulties encountered in the course of the
                  audit work, including any restrictions on the scope of activities or access to required information;

                           (2) Any changes required in the planned scope of the
                  internal audit; and

                           (3) The internal audit department responsibilities
                  and staffing;

                  (p) Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

                  (q) Advise the Board of Directors with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations;

                  (r) Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies; and

                  (t) Meet at least annually with the Chief Financial Officer, the senior internal auditing executive and the independent auditor in separate executive sessions, to discuss any matters that the Audit Committee believes should be discussed privately.


6.  NO DUTY TO AUDIT.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                              [AMERICREDIT LOGO]

                              AMERICREDIT CORP.
                        801 CHERRY STREET, SUITE 3900
                           FORT WORTH, TEXAS 76102

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Clifton H. Morris, Jr., Michael R. Barrington and Daniel E. Berce, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares of the common stock of AmeriCredit Corp. (the "Company"), held of record by the undersigned on September 20, 2001, at the Annual Meeting of Shareholders of the Company to be held on November 6, 2001, and any adjournments thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" PROPOSAL 4, AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN PROPOSAL 5.

AMERICREDIT CORP.
801 Cherry Street, Suite 3900
Fort Worth, Texas 76102



VOTE BY INTERNET-www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE-1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to AmeriCredit Corp., 801 Cherry St., Suite 3900, Fort Worth, Texas 67102.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                      AMRCDT  KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
AMERICREDIT

VOTE ON DIRECTORS

1. Proposal to elect as Directors       For  Withhold  For All  To withhold authority to vote,
   of the Company the following         All     All    Except   mark "For All Except" and write
   persons to hold office until         / /     / /      / /    the nominee's number on the line
   the annual meeting of shareholders                           below.
   in 2004 or until their successors                            ________________________________
   have been duly elected and have
   qualified.

   Nominees:
   01) Michael R. Barrington
   02) Douglas K. Higgins
   03) Kenneth H. Jones, Jr.

VOTE ON PROPOSALS                                                               For  Against  Abstain
2. Proposal to amend the Articles of Incorporation to increase the authorized   / /    / /      / /
   shares of Common Stock.

3. Proposal to increase the number of reserved shares under the Employee        / /    / /      / /
   Stock Purchase Plan.

4. Proposal to ratify the appointment of PricewaterhouseCoopers as accountants  / /    / /      / /
   for the fiscal year ending June 30, 2002.

5. In their discretion, the proxies are authorized to vote upon such other      / /    / /      / /
   business as may properly come before the meeting.

(Please sign exactly as name appears hereon. Proxies should be dated when signed. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. Only authorized officers should sign for a corporation. If shares are registered in more than one name, each joint owner should sign.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
USING THE ENCLOSED ENVELOPE.

________________________________________                ________________________________________

________________________________________                ________________________________________
Signature (PLEASE SIGN WITHIN BOX) Date                 Signature (Joint Owners) Date
